Exhibit 10.31
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 29th day of June, 2006, by and among GLADSTONE COMMERCIAL CORPORATION and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, as Borrowers (together, the “Borrowers”), the GUARANTORS signatory hereto, as guarantors (collectively, the “Guarantors”), and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent (the “Administrative Agent”) and a Bank, FIRST HORIZON BANK, as a Bank (“First Horizon”), and COMPASS BANK, as a Bank (“Compass”, and together with the Administrative Agent and First Horizon, the “Banks”).
R E C I T A L S:
     The Borrowers, the Guarantors, the Administrative Agent and the Banks have entered into a certain Amended and Restated Credit Agreement dated as of March 17, 2006 (the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.
     The Borrowers have requested the Administrative Agent and the Banks to amend the Credit Agreement and the Note payable to First Horizon to modify certain provisions thereof:
     (i) to exercise $7,500,000 of the $32,500,000 “accordion”, thereby increasing the aggregate Commitments from $67,500,000 to $75,000,000, by increasing First Horizon’s commitment by $7,500,000,
     (ii) to amend certain definitions in the Credit Agreement in order to provide that interest payable on Trust Preferred Debt be treated as interest for purposes of the Debt Service Coverage Ratio covenant (Section 5.3) rather than Restricted Payments for purposes of the Restricted Payment covenant (Section 5.6), and
     (iii) to amend certain schedules to reflect that notes evidencing Mortgage Receivables are now held by Branch Banking and Trust Company of Virginia, as custodian pursuant to that certain Custodial Service Agreement and Fee Schedule dated as of April 27, 2006 (the “Custodial Service Agreement”) by and between Branch Banking and Trust Company of Virginia, as Custodian and Gladstone Commercial Corporation.
     The Administrative Agent, the Banks, the Borrowers and the Guarantors desire to amend the Credit Agreement and the Note payable to First Horizon upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors, the Administrative Agent and the Banks, intending to be legally bound hereby, agree as follows:
     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
     SECTION 2. Increase in First Horizon Commitment; Reduction in “Accordion”, Amendment to Section 2.1(B), New Note. Pursuant to Section 2.1(B) of the Credit Agreement, First Horizon’s commitment is hereby increased by $7,500,000, thereby increasing the total Commitments from $67,500,000 to $75,000,000 and reducing the remaining “accordion” in Section 2.1(B) from $32,500,000 to $25,000,000, and Section 2.1(B) is hereby so amended to reduce the amount in the third line thereof from $32,500,000 to $25,000,000. The new Commitment of First Horizon shall be as set forth opposite the name of First Horizon on the signature pages hereof and the Borrowers shall execute and deliver a new Note identical to the existing Note but reflecting such increased Commitment and First Horizon shall return the existing Note to the Company for cancellation. The Administrative Agent and Compass, by their respective signatures hereto, acknowledge the increased Commitment of First Horizon.
     SECTION 3. Further Amendments. The Credit Agreement is hereby further amended as set forth in this Section 3.
     SECTION 3.01. Amendment of Definition of Consolidated Interest Expense. The last line of the definition of “Consolidated Interest Expense” is hereby amended to delete the phrase “but excluding interest with respect to Trust Preferred Debt” and substitute therefor the phrase “including without limitation interest with respect to Trust Preferred Debt”.
     SECTION 3.02. Amendment of Definition of Restricted Payment. The definition of “Restricted Payment” is hereby amended (a) to delete clause (iii) thereof in its entirety, (b) to insert the word “or” at the end of clause (ii) and (c) to delete the word “or” immediately preceding (iii) and substitute a period therefor.
     SECTION 3.03. Amendment of Schedules II, III, 2.14 and 4.26. In order to correctly reflect the changed location of Mortgage Receivable notes pursuant to the terms of the Custodial Service Agreement, Schedules II, III, 2.14 and 4.26 to the Credit Agreement are each hereby amended and restated to read in its entirety as set forth on Schedules II, III, 2.14 and 4.26 hereto, respectively.
     SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Administrative Agent and the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:
          (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;
          (b) the fact that the representations and warranties of the Borrower contained in Section 6 of this Amendment shall be true on and as of the date hereof;

          (c) receipt by First Horizon of the new Note reflecting the new Commitment level of First Horizon; and
          (d) receipt by Administrative Agent and the Banks of all costs, fees and expenses payable to Administrative Agent or any Bank, to the extent then due.
     SECTION 5. No Other Amendment or Waiver. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.
     SECTION 6. Representations and Warranties. The Borrowers and the Guarantors hereby represent and warrant to the Administrative Agent and each of the Banks as follows:
          (a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing.
          (b) The Borrowers and the Guarantors each have the power and authority to enter into this Amendment and the new Note and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.
          (c) Each of this Amendment and the new Note has been duly authorized, validly executed and delivered by one or more authorized officers or managers of the Borrowers and the Guarantors and constitutes the legal, valid and binding obligation of the Borrowers and the Guarantors enforceable against each of them in accordance with its terms, provided that such enforceability is subject to general principles of equity.
          (d) The execution and delivery of this Amendment and the new Note and the performance by the Borrowers and the Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrowers or the Guarantors nor be in contravention of or in conflict with the articles of incorporation, bylaws, operating agreement or other organizational documents of the Borrower or the Guarantors or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrowers or the

Guarantors is party or by which the assets or properties of the Borrower or the Guarantors are or may become bound.
     SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
     SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.
     SECTION 9. Effective Date. This Amendment shall be effective as of the date hereof.
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